                                                                   EXHIBIT 10.16



CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN REDACTED PROVISIONS OF THIS AGREEMENT. THE REDACTED PROVISIONS ARE IDENTIFIED BY THREE ASTERISKS ENCLOSED BY BRACKETS AND UNDERLINED. THE CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.








--------------------------------------------------------------------------------








                       VALUE-ADDED PRODUCT SALES AGREEMENT



                                 by and between

               AVNET ELECTRONICS MARKETING, A GROUP OF AVNET, INC.

                                       and

                           ACCELERATED NETWORKS, INC.

                                      Dated

                                 March 12, 1999








--------------------------------------------------------------------------------

                       VALUE-ADDED PRODUCT SALES AGREEMENT

        This Agreement, effective as of the 12th day of March 1999, by and between ACCELERATED NETWORKS, INC., having offices at 301 Science Drive, Moorpark, CA 95021 ("Buyer"), and AVNET ELECTRONICS MARKETING, A GROUP OF AVNET, INC. having offices at 2211 S. 47th Street, Phoenix, AZ 85034 ("Seller").

        1. CONDITIONS OF SALE

        Any Products Buyer purchases from Seller during the term of this Agreement shall be governed by the terms and conditions contained in EXHIBIT A attached hereto and incorporated herein.

        2. DEFINITIONS

        (a) Products: Electronic components which have been processed with various manufacturing services in accordance with specifications prepared by Buyer. Products are listed in EXHIBIT B.

        (b) Manufacturing Services: Services performed in connection with the electronic components in accordance with specifications prepared by Buyer. Manufacturing Services may include without limitation, assembly, testing, processing, programming, fault analysis, repair, and kitting. Seller shall have the right to subcontract any portion of the Manufacturing Services to a third party ("Subcontractor"). Seller shall provide Buyer written notice of any planned change in the selection of the Subcontractor which must be approved by Buyer. Seller will transfer to Buyer the subcontractor warranties for the Manufacturing Services which are annexed hereto as EXHIBIT D.

        (c) Specifications: The specifications prepared by Buyer which detail the Manufacturing Services to be performed on the electronic components. Specifications are attached hereto as EXHIBIT C and such specification may be modified by Buyer and provided to Seller from time to time and made a part of this Agreement

        3. AGREEMENT TO PURCHASE AND SELL

        Buyer agrees to purchase and Seller agrees to sell on the terms and conditions contained herein, the Products listed on EXHIBIT B and such other Products as may be mutually designated from time to time. If the parties wish to add Products to this Agreement, EXHIBITS B and C shall be amended to include these additional Products in accordance with the procedure outlined in Paragraph 6(c).

        4. TERM

        This Agreement shall commence on the effective date hereof and shall continue for a term of one (1) year. This Agreement shall be automatically renewed for additional one (1) year terms unless sooner terminated in accordance with the provisions of Paragraph 11 hereof.



                                       1.

        5. PRICE

        (a) Prices for the Products are set forth in EXHIBIT B as may be modified upon mutual agreement of the parties. Prices are exclusive of any and all Federal, State and local sales, use, excise and similar taxes and charges which shall be the responsibility of Buyer in addition to the purchase of products.

        (b) The Seller agrees to review costs at a minimum of once every 90 days and pass on to Buyer all price reductions obtained by Seller. This shall include but not be limited to lowered costs from the component supplier, changes in assembly costs, reductions in test, increased productivity and cost savings due to increased volumes. If Seller fails to disclose such cost reductions in a timely manner (to be defined as 30 days) the Seller agrees to reimburse the Buyer with these costs within 30 days of Seller's identification (but not later than the date of Seller's next quarterly cost review). This shall be limited to only the previous 45 days shipments. In addition if the supplier for any reasons receives lower costs during the 90 day period between costs reviews the Seller will pass on these costs to the Buyer forthwith. Such changes will be provided in writing by Seller and will be deemed to be accepted once a writing (in the form of a revise purchase order) is received from the Buyer. The Buyer reserves the right to negotiate further with the Seller if the Buyer deems the costs to be not of fair market value. All cost reductions will be taken on immediately upon acceptance on all products undelivered to buyer, this shall include but not be limited to product in work-in-process at the Seller's subcontractors and parts in transit to the Seller's subcontractors.

        (c) At any time during the term of this contract the buyer may request from the seller (in writing) the Buyer's costs associated with the previous 90 days shipments. This shall be in a standard financial form as mutually agreed. The data provided will include previous 90 days of sales revenue associated direct material costs and Avnet's direct labor expenses specific to program.

        (d) Prices are firm for the quantities specified. Notwithstanding the foregoing, if a manufacturer increases Sellers cost of any electronic component or part, Seller may increase its price(s) of any undelivered Product upon prior notice to Buyer.

        6. ORDERING OF PRODUCTS/DELIVERY

        (a) The purchase of Products pursuant to this Agreement shall be effected by Buyers issuance of its purchase orders to Seller. Such purchase orders shall reference this Agreement and shall include the description and unit quantities of Products, applicable prices, and requested delivery dates. All orders for Products are subject to Seller's acceptance. Seller shall schedule delivery and initiate shipment of Products to Buyer to meet Buyer's requested delivery date. If the Seller schedules the delivery date up to five (5) days later than the Buyer's originally requested delivery date, the Buyer has the right to reschedule one time within 24 hours of notification from Seller.

        (b) Buyer shall schedule and maintain firm order requirements with Seller for at least sixty 60 day periods. On a monthly basis, Buyer shall also provide Seller with a non-binding forecast of Buyer's order requirements for a 90 day period's beyond the firm order, period.



                                       2.

        (c) All orders for standard products may be cancelled or rescheduled by Buyer at no charge, provided Buyer notifies Seller in writing at least [***] prior to the originally scheduled delivery date. Requests for rescheduling received less than [***] prior to the originally scheduled delivery date may be accepted at a charge. Neither standard nor non standard Products may be cancelled once component level material has been committed to the work in process phase.

        (d) All orders for special, custom, value-added and other non-standard Products, including Products to be assembled in Kit form and non-franchised Products ("Non-Standard Product") shall be non-cancelable and non-returnable.

        (e) Whenever Buyer wishes to purchase Products not currently listed on EXHIBIT B, the following procedures shall be followed:

               1. Buyer shall provide Seller with a Request for Quotation ("RFQ") which incorporates Buyer's Specifications for the additional Products.

               2. Seller shall provide Buyer with a written quotation for the additional Products in response to the RFQ (noting exceptions, where necessary).

               3. If Buyer elects to purchase such Products, it shall issue Seller a written purchase order therefor which shall reference Sellers quotation, including the Specifications for the Products and contain the items listed in Paragraph 6.(a) above. Upon Seller's acceptance of the order, EXHIBIT B AND EXHIBIT C and Specifications shall be deemed to be amended to include the additional Products.

        7. CHANGES

        Buyer has the option to request, in writing, changes to any order, including changes to the Specifications. Seller shall notify Buyer in writing as to the impact of each such change on the price, delivery schedule and any other terms within two (2) business days. Such change shall become effective only upon the signing by both parties in writing (revised Buyer Purchase Order) which incorporates the agreed upon price and terms of the change.

        8. CANCELLATION/RESCHEDULING

        (a) All orders for Products are non-cancelable and non-returnable. If Buyer fails to release or accept scheduled delivery of Products pursuant to Buyer's purchase orders, Buyer shall be responsible for payment of such Products upon invoicing by Seller.

----------------
        *** Confidential Treatment has been requested for certain redacted provisions of this agreement. The redacted provisions are identified by three asterisks, enclosed by brackets and underlined. The confidential portion has been filed separately with the Securities and Exchange Commission.



                                       3.

        (b) Buyer may reschedule delivery of Products, provided Buyer gives Seller written notice at least [***] prior to the originally scheduled shipment date and further provided Seller accepts the new delivery schedule. Seller's acceptance will not be unreasonably withheld.

        (c) In no event may orders be rescheduled for shipment more than [***] after the originally scheduled delivery date.

        9. BUYER FURNISHED COMPONENTS/EQUIPMENT

        As mutually agreed, Buyer may provide to Seller electronic components and/or equipment as follows:

        (a) Electronic Component If Buyer wishes to provide Seller with any components required for the production of the Products, Buyer shall specify in its RFQ those types and quantities of components it shall provide. Seller will purchase from Buyer components in quantities and prices mutually agreed upon. The repurchase price for the components incorporated in the Products shall be the price paid by Seller, plus handling charges. At Seller's request, Buyer will repurchase any excess components not required by Seller at the price paid by Seller. Buyer shall be required to effect warranty repair and/or replacement with the manufacturer for any component which Seller deems defective.

        (b) Equipment Any item of equipment provided by Buyer in connection with the performance of any Manufacturing Services shall be provided on a rent-free, loan basis. Title to any such equipment shall remain with Buyer and Buyer shall insure the equipment in an amount at least equal to the full replacement cost under an all-risk policy. Seller shall be responsible for loss or damage to the equipment. Seller shall have the right to designate that the equipment be delivered, freight prepaid, to Sellers or its Subcontractors plant and used by either Seller or its Subcontractor. The equipment shall be provided in good working order and Buyer shall be responsible for maintaining the equipment in good working order. The Seller shall return any portion of the equipment upon written notification by Buyer.

        The equipment will be returned to Buyer in substantially the same condition as provided to Seller, less reasonable wear and tear.

        10. NOTICES

        Any notice provided for or permitted in this Agreement will be deemed to have been given when mailed postage prepaid by certified mail or registered mail, return receipt requested, to the party to be notified, at the addresses set forth above or at such other addresses as the parties may from time to time designate in writing. Buyer's Manager of Purchasing and Chief Financial Officer are the designated recipient for delivery of all notices from Seller unless Buyer notifies Seller otherwise in writing.

----------------
        *** Confidential Treatment has been requested for certain redacted provisions of this agreement. The redacted provisions are identified by three asterisks, enclosed by brackets and underlined. The confidential portion has been filed separately with the Securities and Exchange Commission.



                                       4.

        11. TERMINATION

        (a) The Seller shall give the Buyer at least ninety days prior written notice of termination without cause and the Buyer shall give the Seller at least 90 days prior written notice of termination without cause. If a party desires not to renew this Agreement as set forth in Section 4, in case of Seller, the Seller shall give Buyer 90 days notice, and in case of Buyer, the Buyer shall give Seller 90 days notice.

        (b) This Agreement may be terminated immediately for cause by either party in the event the other party: (i) shall become insolvent, (ii) ceases to function as a going concern or (iii) fails to perform any of its obligations hereunder so as to be in default and fails to cure default within thirty (30) days after written notice thereof.

        (c) Notwithstanding termination of this Agreement, Buyer shall be liable for payment for all Products pursuant to orders accepted by Seller for a 90 day period as stated in Section 6B and for all Products delivered prior to or in transit on the effective date of termination of this Agreement.

        12. INDEMNITY AGAINST INFRINGEMENT

        Buyer shall indemnify and hold Seller and Subcontractor harmless against any third party claim alleging that the Seller's sale or Subcontractor's manufacture of the Products supplied pursuant to this Agreement and in accordance with Buyer's Specifications, infringes any patent, copyright, mask work right or other property right of a third party; and Buyer shall defend at its expense any suit or proceeding against Seller or Subcontractor based upon such a claim and shall pay all costs and damages awarded against Seller and/or Subcontractor therein, provided that Buyer is promptly notified by Seller in writing of the suit or proceeding and, at Buyers expense, is given sole control of investigation, defense and settlement of said suit or proceeding and all requested reasonable assistance of Seller and/or Subcontractor (at the expense of Buyer) for defense of the same. Seller shall pass through to Buyer all transferable indemnities previously agreed upon in writing and contractually bound, with Seller, Subcontractor and OEM's.

        13. GENERAL

        (a) This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements relating thereto, written or oral, between the parties. This Agreement may be modified only by writings duly signed by authorized representatives of both parties.

        (b) The parties agree that the terms and conditions of this Agreement shall control, notwithstanding conflicting or additional terms on any purchase order, sales acknowledgement, confirmation or other document issued by either party. Where the terms and conditions of this Agreement and Exhibit A hereto conflict, the terms and conditions of this Agreement shall take precedence.

        (c) This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to California's conflicts of laws principles thereof.



                                       5.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized representatives as of the day and year first above written.



       AVNET ELECTRONICS MARKETING, A             ACCELERATED NETWORKS, INC.
            GROUP OF AVNET, INC.                           ("Buyer")
                ("Seller")



By:      /s/ Steve L. Larson                By:    /s/ Frederic T. Boyer
         ---------------------------------        ------------------------------
               Authorized Signature                    Authorized Signature

Name:       Steve L. Larson                 Name:    Frederic T. Boyer
         ---------------------------------        ------------------------------
                Printed or Typed                         Printed or Typed

Title:   Director, Customer Contracts       Title:  Chief Financial Officer
         ---------------------------------         -----------------------------

Date:    3/18/99                                    3/16/99
         ---------------------------------          ----------------------------




                                       6.

                                    EXHIBIT A
                           SALES TERMS AND CONDITIONS

        1. Deleted

        2. PAYMENT

        (a) Payment for Products shall be [***] (subject to mutually agreed upon product pricing) days Buyer's receipt of such product. Seller will EDI 810 to Buyer all invoices on date of such invoices which will be no earlier than Seller's date of shipment of product corresponding to such invoices. Seller may in its sole discretion at any time and from time to time change the terms of Buyers credit, require payment in cash before shipment of any or all of the Products specified herein. Buyer agrees to submit such financial information from time to time as may be reasonably requested by Seller for the establishment and/or continuation of credit terms.

        (b) Checks are accepted subject to collection and the date of collection shall be deemed the date of payment.

        (c) On any undisputed invoice not paid by maturity date, Buyer shall pay Seller, interest starting on the maturity date at the annual rate of 18% or, if lower, the maximum rate allowable by law, Seller's costs of collection (including reasonable attorneys' fees).

        (d) Buyer agrees to pay the entire net amount of each undisputed invoice rendered by Seller pursuant to the terms of each such invoice without offset or deduction.

        3. DELIVERIES/TITLE

        (a) Delivery of the Products to a carrier shall constitute delivery to Buyer, and risk of loss shall thereupon pass to Buyer; Delivery route shall be the election of Seller unless specifically designated, in writing, by Buyer.

        4. FREIGHT

        (a) Unless otherwise agreed to in writing, the F.O.B. point shall be Seller's designated facility and the amount of all transportation charges from Sellers location shall be paid to Seller by Buyer in addition to the purchase price of the Products.

        (b) Seller needs to notify Buyer's Manager of Purchasing (at 301 Science Dr., Moorpark, CA 95021) of shipments in excess of [***] per shipment at least three (3) business days prior to shipment in order that buyer can insure shipment for potential loss. Shipment to be held until acknowledgement of notification by Buyer to Seller that shipment exceeds [***] threshold.

----------------
        *** Confidential Treatment has been requested for certain redacted provisions of this agreement. The redacted provisions are identified by three asterisks, enclosed by brackets and underlined. The confidential portion has been filed separately with the Securities and Exchange Commission.



                                 Exhibit A-1.

        5. FORCE MAJEURE

        Neither party shall be liable for failure to fulfill its obligations contained herein or for delays in delivery due to causes beyond its reasonable control, including, but not limited to, acts of God, acts or omissions of the other party, acts or omissions of civil or military authority, Government priorities, material shortages, fire, strikes, floods, earthquakes, epidemics, quarantine restrictions, riots, war, and delays in transportation. The time for performance of any such obligation shall be extended for the time period lost by reason of the delay, not to exceed 90 days at which time, by mutual agreement, the unaffected party may terminate this Agreement without further obligation.

        6. SELLER'S LIMITED WARRANTY AND LIMITATION OF LIABILITIES

        Seller warrants to Buyer that Products purchased hereunder will conform to the applicable manufacturer's specifications for such Products and that any value-added work performed by Seller on such Products will conform to applicable Buyers specifications relating to such work. Seller makes no other warranty, express or implied, with respect to the Products. IN PARTICULAR, SELLER MAKES NO WARRANTY RESPECTING THE MERCHANTABILITY OF THE PRODUCTS OR THEIR SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR USE OR RESPECTING INFRINGEMENT. However, Seller will transfer to Buyer whatever transferable warranties and indemnities Seller receives from the manufacturer of the Products. With respect to Products which do not meet applicable manufacturers specifications and with respect to value-added work by Seller which does not meet applicable Buyers specifications, Seller shall either (1) repair such Products, or (2) replace such Products; provided, however, if Seller is unable to repair or replace despite commercially reasonable efforts, Seller shall refund Buyer's purchase price of such Products (without interest) along with acceptable evidence of purchase, within fifteen
(15) months from the date Buyer returns the Product(s) to Seller transportation charges prepaid. Buyer shall return such Products to Seller from date of delivery, transportation charges prepaid. NEITHER PARTY SHALL IN ANY EVENT BE ENTITLED TO, AND NEITHER PARTY SHALL BE LIABLE FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY NATURE INCLUDING, WITHOUT BEING LIMITED TO, LOSS OF PROFIT, PROMOTIONAL OR MANUFACTURING EXPENSES, OVERHEAD, INJURY TO REPUTATION OR LOSS OF CUSTOMERS. BUYER'S RECOVERY FROM SELLER FOR ANY CLAIM SHALL NOT EXCEED BUYER'S PURCHASE PRICE FOR THE PRODUCTS IRRESPECTIVE OF THE NATURE OF THE CLAIM, WHETHER IN CONTRACT, TORT, WARRANTY, OR OTHERWISE. THE LIMITATION OF LIABILITY IN THE PRECEDING SENTENCE SHALL NOT APPLY TO BREACH OF CONFIDENTIALITY OBLIGATIONS UNDER SECTION 9. OF THIS EXHIBIT A.

        7. PRODUCT RETURNS

        (a) Buyer is deemed to have accepted the Products unless written notice of rejection is given within a reasonable time, which is agreed to be within thirty (30) days after receipt. Buyer waives any right to revoke acceptance thereafter:



                                  Exhibit A-2.

        (b) No return of Products will be accepted by Seller without a return material authorization number (RMA No.) which Seller may not unreasonably withheld. Unused Product must be complete with all packing materials and documentation. Seller agrees to absorb freight costs for properly returned items. If returned Products are claimed to be defective, a complete description regarding the nature of the defect must be included with all returned Products. All items not eligible for credit will be returned to Buyer, transportation collect. Seller agrees to turnaround all RMAs to buyer in ten (10) business days, and such product to Buyer freight prepaid using all reasonable effort.

        8. Deleted.

        9. CONFIDENTIALITY

        (a) If either party hereto receives from the other party written information which is marked "Confidential" and/or "Proprietary" the receiving party agrees not to use such information except in the performance hereof, nor disclose such information to any third party, excluding Seller's sub-contractors and OEM's, without mutual consent, and to treat such information in the same manner as it treats its own confidential information. Confidential information that is disclosed orally or visually shall be confirmed as confidential or proprietary in writing within twenty (20) days after such disclosure. The obligation to keep information confidential shall not apply to any such information that has been disclosed in publicly available sources; is already in the rightful possession of the party receiving the confidential information without an obligation of confidentiality; or is required to be disclosed by operation of law. Except as otherwise provided herein, the obligation not to disclose or use confidential information shall be for a period of four (4) years after the termination hereof.

        (b) Information obtained by Seller from a secured area on Buyer's Intranet web site shall be deemed confidential information.

        10. USE OF PRODUCTS IN LIFE SUPPORT AND NUCLEAR APPLICATIONS

        Products sold by Seller are not designed for use in life support or nuclear applications. Seller's customers using or selling Products for use in, life support or nuclear applications do so at their own risk, agree that Seller and the manufacturer of Products are not liable, in whole or in part, for any claim or damage arising from such use, and agree to fully indemnify Seller and the Manufacturer from and against any and all damages, loss, cost, expense or liability arising out of or in connection with the use or performance of Products in life support or nuclear applications.

        11. ADVICE

        If technical advice is offered or given in connection with the use of any Products it will be as an accommodation to Buyer and without charge and Seller shall have no responsibilities or liabilities whatsoever for the content or use of such advice.



                                  Exhibit A-3.

        12. SOFTWARE

        Computer software, if any, is transferred by Seller to Buyer pursuant to a single user license the royalty, terms and conditions of which are set forth on or in the container in which such software is packaged.

        13. GENERAL

        (a) No rights, duties, agreements or obligations hereunder may be assigned or transferred by either party without the prior written consent of the other. The obligations, rights, terms and conditions hereof shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

        (b) The waiver of any breach of any term, condition or covenant hereof or default under any provision hereof shall not be deemed to constitute a waiver of any other term, condition, or covenant contained herein or of any subsequent breach or default of any kind or nature.

        (c) Any provision hereof which is prohibited or unenforceable in any jurisdiction Shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or unenforceability of such provision in any other jurisdiction.



                                  Exhibit A-4.

                                   EXHIBIT B


[***]
 ---






















[***] Confidential treatment has been requested for all 14 pages of this exhibit. The redacted provisions are identified by three asterisks, enclosed by brackets and underlined. The confidential portion has been filed separately with the Securities and Exchange Commission

                                  Exhibit B-1.

                                    Exhibit C

                                   [AVNET iMS
                    Integrated Material Services][AVNET Logo]
--------------------------------------------------------------------------------

                                    AVNET IMS
                                STATEMENT OF WORK
--------------------------------------------------------------------------------


Note to the user: This document is to be utilized for informational purposes in the event a Customer has not established a statement of work. It is not intended to be utilized as a contractual standard, but rather an example of typical statement of work elements.


--------------------------------------------------------------------------------

REV 1.3 MARCH 12, 1999




PURPOSE

This Statement of Work identifies applicable requirements by Accelerated Networks (hereafter referred to as the Buyer) and Avnet (hereafter referred to as the Seller) on this procurement.


REFERENCE DOCUMENTS

The following documents and specifications form a part of this SOW.


SPECIFICATIONS                             DOCUMENTS
--------------                             ---------

Buyer's Packaging Specifications           Exhibit A - Terms and Conditions
                                           Exhibit B - Parts List
                                           Exhibit C - Bill of Materials

EXCEPTIONS

Any exception or change to this Statement of Work will be mutually agreed to and must be approved in writing by both parties prior to implementation.


PACKAGING

All parts shall be packaged according to the manufacturer's minimum packaging quantity unless otherwise specified. ESD sensitive components shall be packaged in accordance with EIA625



                                  Exhibit C-1.

guidelines. Non-ESD sensitive components shall be shipped in the packaging received from the OEM. Any special packaging requirements shall be listed by Buyer in Buyer's Packaging Specifications.

PCBA packaging will be in accordance with EMSI providers supplied specification or standard unless otherwise requested and identified by a Buyer supplied specification.


NON-CONFORMING MATERIAL

Seller shall inform the Buyer, in writing, of any component material that is received by Seller from an OEM which is found to be non-compliant to the Buyer's specification and cannot be resolved by the Seller. Permission to ship non-conforming material to Buyer shall be expressed in the form of written authorization from Buyer to Seller.


CORRECTIVE ACTION

If Seller receives a corrective action request from Buyer, the Seller is requested to provide an acknowledgment of receipt within two (2) business days. Upon the receipt of a corrective action request from the Buyer, the Seller shall review and implement measures to prevent further occurrence. The Seller will notify Buyer in writing within ten (10) days Upon the implementation of the corrective action plan.


ENGINEERING CHANGE PROCESS

The Seller shall be an active participant in the Buyer's Engineering Change Process (ECP). Buyer shall express fit, form, function, process or project scope change requests in writing to Seller. Such changes may include, but not be limited to: part number, packaging and labeling changes. Seller will provide change response in forty-eight (48) hours which shall include any applicable cost impact to Buyer resulting from requested change. Seller shall not take action on any change request until written acceptance of Seller's response to Buyer has been received by Seller. Dependent on the change, a revision to applicable documents will be submitted in writing from the Buyer to the Seller (SOW, ASL, BOM, PO). Buyer shall submit to Seller a cover page with each purchase order revision summarizing the change.


CONTRACT MANUFACTURER

The first pass yield is targeted at [***]. With the addition of debug the expected yield should increase [***]. The forecast will include an overage to compensate the failures from the first pass. Buyer shall issue purchase order for upside coverage required by Seller in meeting 100%

----------------
        *** Confidential Treatment has been requested for certain redacted provisions of this agreement. The redacted provisions are identified by three asterisks, enclosed by brackets and underlined. The confidential portion has been filed separately with the Securities and Exchange Commission.



                                  Exhibit C-2.

yield target. Buyer shall take delivery of all product manufactured against issued purchase order/forecast.


FORECAST METHODOLOGY

Buyer shall provide schedule and maintain firm order requirements with Seller for a minimum of ninety (90) day periods. On a monthly basis, Buyer shall provide Seller with a forecast (MRP) update of Buyer's order requirements for ninety (90) day periods beyond the firm order period. This shall be done via a flat file. The Buyer's forecast will be PCBA level. If the Buyer request Seller to provide material upside coverage and or long lead-time component support beyond firm order or forecast period, that upside will be identified in this Statement of Work and will be inclusive in the monthly forecast quantity. In the event of an unforeseen increase above and beyond the forecast and upside requirement, Buyer and Seller agree to negotiate the cost of premium freight and/or unit cost price variance resulting from this unforeseen demand.


If the Buyer wishes to purchase product not listed on the forecast, BOM, purchase order or parts list, Buyer shall provide Seller with a Request for Quotation (RFQ) which incorporates the Buyer's specifications for the additional product. Seller shall provide Buyer with a written quotation and will note any exceptions taken where applicable.


MATERIAL PROCUREMENT and DELIVERY

PRICING

Pricing strategy will be mutually agreed upon between Buyer and Seller and will be identified in Exhibit B to the contract, bill of materials / parts listing, applicable to this program.


ORDERING OF PRODUCT

BUYER SHALL PROVIDE SELLER WITH HARD COPY BILL OF MATERIALS AS WELL AS, DISK FORMAT TO BE UTILIZED IN THE QUOTATION STAGE.


The Seller is responsible for assuring that all supplies and services procured from selected Suppliers conform to the PO. Supplier selection shall be based upon the Approved Supplier Listing (ASL). Whenever the procurement package requires suggested source of supply, the use of this source shall be considered mandatory and designated on the ASL as a single source Supplier. In the event that a Buyer specified, single source of supply has been disapproved by the Buyer, the Buyer will provide written notice and a revised ASL will be issued. The Seller may submit an alternate source for Buyer consideration and approval. Any new Buyer direction that affects a sole source part number will be subject to price, initial Supplier lead times and allocations.



                                  Exhibit C-3.

Seller ensures that [***] of backlog material is in the pipeline or in place based on the latest rolling Buyer forecast to maintain on-time delivery. This material will be lead time dependent based upon most recent forecast supplied. Seller will provide all reasonable efforts to secure additional supply of material on a case-by-case basis as agreed to by both parties. Buyer shall issue to Seller a separate purchase order covering all product that is in excess of [***] leadtime. Seller shall identify this product on Exhibit B, parts list.


Seller will review and react to demand changes to Buyer's forecast on a monthly basis so that any changes are facilitated with the Suppliers on a timely basis. Seller will review and respond with any insupportable deliveries to the forecast within forty-eight (48) hours if the information is sent electronically or within ninety-six (96) hours of receipt if the forecast is sent manually. Seller's pipeline shall be subject to material lead times with Seller exerting all reasonable effort to minimize potential delivery times.


LIABILITY AND EXCESS PRODUCT

Seller will notify Buyer in writing of any liability excess product that has not been used within a sixty (60) day period. Seller will require a purchase order from Buyer on liability product held in wait over sixty (60) days. All standard product not used will be stock rotated back into Seller corporate inventory. A snapshot report of inventory position will be provided to Buyer on a weekly basis.


DELIVERY

Delivery will be, to the Buyer's designated location via agreed upon carriers as stated in the. Buyer's purchase order. The delivery schedule shall be in accordance with the Buyer's forecast. The trigger method designating material release from Seller to Buyer shall be scheduled purchase order release date. The Buyer retains the right to adjust purchase order delivery schedules as required, with approval from the Seller. Notification from Buyer to Seller to adjust purchase order schedules will occur in written form unless otherwise agreed to by both parties.


INVOICING

Seller shall submit invoices to Buyer on a daily basis unless otherwise agreed to in writing by Seller. The invoice shall include the PCBA number, quantity, description, purchase order number and extended price totals.

----------------
        *** Confidential Treatment has been requested for certain redacted provisions of this agreement. The redacted provisions are identified by three asterisks, enclosed by brackets and underlined. The confidential portion has been filed separately with the Securities and Exchange Commission.



                                  Exhibit C-4.

PROGRAMMING

Component programming data will be provided to Seller in the form of a Master and a Disk. Seller shall provide to Buyer, first articles on all new programs which will require signed approval by Buyer prior to production. The programming of the components will be completed 7 days prior to kit release.


CANCELLATION/RESCHEDULING

All orders for standard products may be canceled or rescheduled by the Buyer at no charge provided Buyer notifies Seller in writing at least [***] prior to the release of kits to the EMSI provider. Requests for cancellation or rescheduling received less [***] prior to the originally scheduled delivery date may be accepted at a charge to be determined in writing by the Seller.


All orders for special, custom, value-added and other non-standard products, including franchised special or custom product, shall be non-cancelable and non-returnable. Additionally, once product has entered the Work-In-Process stage it shall be considered non-cancelable and non-returnable. Non-cancelable and non-returnable product will be identified as such on Exhibit B and on each PCBA BOM supplied to Buyer by seller which shall be signed as acknowledgement by buyer.


MATERIAL MANAGEMENT / BUSINESS REVIEW

The Seller may appoint and identify to the Buyer a Material/Program Manager specifically charged with the responsibility of accomplishing the overall program effort.


Seller shall be required to participate in and support program review meetings at intervals, minimally once per quarter, throughout the period of performance of this agreement as deemed appropriate by the Buyer. These meetings shall provide an overview of the Buyer and Sellers overall performance, issues, schedule status, forecast accuracy, inventory position and reports presented by various disciplines within both parties organization. Special reviews shall take place in the form of a once per week conference call between Buyer, Seller, and the EMSI provider. If it is determined that a high risk situation exists, a special review may take place at the request of any party, at any time. Dates and locations of such meetings shall be determined by mutual agreement.

----------------
        *** Confidential Treatment has been requested for certain redacted provisions of this agreement. The redacted provisions are identified by three asterisks, enclosed by brackets and underlined. The confidential portion has been filed separately with the Securities and Exchange Commission.



                                  Exhibit C-5.

                             DEFINITION OF ACRONYMS


SOW                   Statement Of Work

BOM                   Bill Of Material

PCBA                  Printed Circuit Board Assembly

EMSI                  Electronics Manufacturing Services Industry

OEM                   Original Equipment Manufacturer

PO                    Purchase Order

MRP                   Material Release Planned



                                  Exhibit C-6.

                                    Exhibit D

                        MANUFACTURING SERVICES AGREEMENT
                              AMENDMENT NUMBER TWO

                        WARRANTY FOR ACCELERATED NETWORKS


--------------------------------------------------------------------------------

This Agreement Amendment effective as of this 2nd day of March, 1999, by and between A-Plus Manufacturing Corporation with offices; at 2381 Bering Drive, Milpitas, CA 95131 ("Subcontractor") and Avnet Inc. by and through its Avnet IMS division with offices at 2211 South 47th Street, Phoenix, AZ 85034 ("Contractor").

Attachment B (Subcontractor Warranty) shall be revised as follows:

A-Plus Manufacturing Corporation warrants that all products/services provided by it: (a) shall be of good quality and workmanship and free from workmanship defects, (b) shall conform to all specifications., drawings, description furnished, specified or adopted by Buyer for a period of 15 months from the date of shipment.

This amendment #2 supercedes amendment #1 dated 1/26/99.

All other terms and conditions of the Manufacturing Services Agreement, signed October 25, 1996, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have duly Executed this Agreement effective as of the date first above set forth.

                  Avnet Inc.,                             A-Plus Manufacturing Corporation
---------------------------------------------    ------------------------------------------------
     by and through its Avnet IMS division                       (Subcontractor)



By:      /s/ John Sanders                         By:    /s/ Bill Yee
         ------------------------------------            ----------------------------------------

Name:       John Sanders                          Name:    Bill Yee
            ---------------------------------              --------------------------------------
                   Typed or Printed                                    Typed or Printed

Title:    Director, SBM                           Title:  Senior VP Operations
          -----------------------------------             ---------------------------------------

Date:     3-8-99                                  Date:   3-4-99
          -----------------------------------             ---------------------------------------



                                  Exhibit D-1.